UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2005
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31230	06-1215192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Asset Purchase and Sale Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On December 22, 2005, Pioneer Americas LLC (“Pioneer Americas”), the U.S. operating subsidiary of Pioneer Companies, Inc., entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Mariana Properties, Inc. (“Mariana”), an affiliate of Occidental Chemical Corporation (“OCC”), providing for the sale of a site in Tacoma, Washington. This site was previously used by Pioneer Americas as a terminal and chlor-alkali manufacturing facility. In March 2002, Pioneer had terminated the site’s use as a chlor-alkali manufacturing facility because of increased power costs caused by the power crisis in the western United States, combined with declining regional demand for chlorine and caustic soda. In accordance with the terms of the Agreement, the sale of the site was closed on December 29, 2005.
     Pioneer Americas had purchased the Tacoma facility from an affiliate of OCC in 1997. Under the 1997 purchase agreement, the OCC affiliate was responsible for on-going environmental remediation activities at the site and the adjacent Hylebos Waterway, but in 2027, Pioneer Americas would assume responsibility for certain environmental remediation obligations to the extent they were still outstanding at that time. Pioneer had earlier recorded a reserve of approximately $4.5 million for this potential remediation obligation.
     Under the just-closed sale, Pioneer did not receive a material amount of cash proceeds, but the transaction will benefit Pioneer since Mariana has assumed Pioneer’s environmental remediation obligations, if any, that arise from the historical use of the site. As a result of this transaction, Pioneer has reduced its environmental reserve by approximately $4.5 million due to termination of Pioneer’s prior obligation to assume any residual remediation activities not completed by 2027.
     Pioneer Americas also owns and operates a bleach production and chlorine repackaging facility in Tacoma, which was not affected by the recent transaction.
Item 8.01 Other Events.
     On January 5, 2006, Pioneer issued a press release announcing the completion of the transaction discussed in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase and Sale Agreement, dated December 22, 2005, between Mariana Properties, Inc. and Pioneer Americas LLC

99.1	Press Release of January 5, 2006, Announcing the Sale of a Facility in Tacoma, Washington

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PIONEER COMPANIES, INC.
By: /s/ Kent R. Stephenson
       Kent R. Stephenson
       Vice President, General
       Counsel and Secretary
Dated: January 5, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase and Sale Agreement, dated December 22, 2005, between Mariana Properties, Inc. and Pioneer Americas LLC

99.1	Press Release of January 5, 2006, Announcing the Sale of a Facility in Tacoma, Washington